UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

5.02(b) - On December 16, 2011, Mrs. Diane J. Hoskins resigned from the Board of Directors of Washington Gas Light Company (Washington Gas), a subsidiary of WGL Holdings, Inc. Due to an unforeseen and significant increase in overseas travel obligations and client responsibilities related to her role as a principal of Gensler, Mrs. Hoskins determined that she would not be able to attend required board meetings nor contribute the time necessary to be actively involved on the board and its decision-making duties. In light of these circumstances, Mrs. Hoskins decided that it was in the best interests of the company and its shareholders to resign from the board of directors.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The board of directors of Washington Gas amended Article II, Section 1 of the bylaws of Washington Gas at a meeting of the board held on December 16, 2011. The bylaw amendment reduces the number of persons on the Washington Gas board of directors from nine to eight persons. The bylaw amendment was effective December 16, 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3(ii) Article II, Section 1 of the Bylaws of Washington Gas, as amended effective December 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
(Registrant)
Date: December 21, 2011
/s/ William R. Ford
William R. Ford
Controller
(Principal Accounting Officer)